Exhibit 10.1

EPIQ SYSTEMS, INC.

1995 STOCK OPTION PLAN

AS AMENDED THROUGH JUNE 2, 2010

I. PURPOSE

The purposes of the EPIQ Systems, Inc. 1995 Stock Option Plan (the “Plan”) are to: (1) closely associate the interests of the directors, officers and all other employees of EPIQ Systems, Inc. (the “Corporation”) with the interests of the shareholders by reinforcing the relationship between participants’ rewards and shareholder gains; (2) provide directors, officers and all other employees with an equity ownership in the Corporation commensurate with corporate performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to officers and all other employees for continuous employment with the Corporation.

II. ADMINISTRATION

(a)           The Plan shall be administered by the Board of Directors of the Corporation (the “Board”) or a Stock Option Plan Committee (“Committee”) of the Board.  Unless the Committee is composed solely of not less than two members of the Board who qualify as “Non-Employee Directors” under Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), all grants of stock options under the Plan to officers and directors of the Corporation shall be made by the Board. (The administrator of the Plan shall be referred to herein as the “Committee”, regardless of whether the Plan is administered by the Board or the Committee).  In addition to its duties with respect to the Plan stated elsewhere in the Plan, the Committee shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, to delegate its ministerial responsibilities hereunder to appropriate persons and to make all other determinations necessary or desirable for the administration of the Plan.  All decisions, determinations and interpretations of the Committee shall be binding upon all persons.

(b)           Stock options granted pursuant to the Plan (“Options”) shall be either incentive stock options (“ISOs”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“NSOs”) not intended to qualify under Section 422 of the Code.  References in this Plan to Options shall include both ISOs and NSOs.

(c)           The Committee shall administer the Plan in a manner necessary to establish and maintain the Options intended to constitute ISOs as ISOs, and the Options intended to constitute NSOs as NSOs.  Accordingly, only employees of the Corporation will be eligible for grants of ISOs.  However, the Corporation makes no representation that the Options designated as ISOs and the Options designated as NSOs will qualify at the time of grant as ISOs and NSOs, respectively, or will continue to qualify as ISOs and NSOs respectively.  Nor does the Corporation make any representation concerning the tax consequences to any person upon receipt or exercise of any Option hereunder or the subsequent sale of Common Stock acquired thereunder.

III. SHARES SUBJECT TO THE PLAN

Shares of common stock that may be issued under the Plan shall be the common stock, one cent ($.01) par value, of the Corporation (“Common Stock”).  The aggregate number of shares of Common Stock, subject to adjustment pursuant to Article XVI, which may be delivered on exercise of the Options is 4,500,000 and such amounts of shares of Common Stock shall be, and hereby are reserved for such purpose.  Such shares may be previously issues shares reacquired by the Corporation or authorized but unissued shares.  If any Option expires, terminates or is canceled for any reason, without having been exercised in full, the shares covered by the unexercised portion of such Option shall again be available for Options, within the limit specified above.

IV. PARTICIPANTS

All members of the Board and all employees of the Corporation, or, if applicable, its subsidiaries, including employees who are members of the Board, shall be eligible to participate in the Plan; provided, however, that only employees of the Corporation shall be granted ISOs.  Subject to the foregoing, the Committee shall, from time to time, determine, in its discretion, the directors and employees, who shall be eligible for participation in the Plan (the “Participants”).  (For purposes of the Plan, the term “Participant(s)” shall, when appropriate, include any person permitted to exercise an Option in accordance with the terms of the Plan.)  A member of the Board who is not an employee of the Corporation shall not be eligible to receive ISOs.

V. GRANTS OF OPTIONS

(a)           The Committee shall in its discretion determine the time or times when Options shall be granted and the number of shares of Common Stock to be subject to each Option, except that no Option may be granted more than ten years after the effective date hereof.

(b)           The Committee may in its discretion grant to Participants who are employees of the Corporation either ISOs, NSOs or a combination of both and shall at the time the Option is granted designate whether the Option is an ISO or NSO.

(c)           The Committee may only grant NSOs to Participants who are not employees of the Corporation.

(d)           At any given time, a share of Common Stock may be subject to only one of the two types of Options that may be issued under the Plan.

(e)           With respect to ISOs granted under the Plan, the aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year under all stock option plans of the Corporation and its subsidiaries shall not exceed $100,000.  Notwithstanding the provisions for acceleration of the date an Option is first exercisable in Article VII and Article VIII, in no event shall the date that an ISO is first exercisable be accelerated under this Plan if the acceleration would cause an ISO of a Participant to exceed the limit set forth in this paragraph.

(f)            No Option intended to constitute an ISO shall be granted to an employee who, at the time the Option is granted, owns (within the meaning of Section 422(b)(6) of the Code) Common Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or, if applicable, any of its subsidiaries (hereinafter referred to as a “Ten Percent Shareholder”) unless (1) the purchase price of the Common Stock subject to such Option shall be, subject to adjustment pursuant to Article XVI, at least 110 percent of the fair market value of the Common Stock on the day the Option is granted determined in accordance with Article VI which relates to the method for determining the fair market value of the Common Stock on the date the ISO is granted, and (2) the Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

(g)           Each Option shall be evidenced by a written Option Agreement which shall (1) state the terms and conditions of the Option in accordance with the Plan; and (2) contain such additional provisions as may be required under applicable laws, regulations, and rules or otherwise consistent with the terms of the Plan as the Committee may determine.

VI. OPTION PRICE

(a)           The purchase price of a share of Common Stock subject to an NSO shall be, subject to adjustment pursuant to Article XVI, an amount equal to the fair market value of the Common Stock on the day the NSO is granted.

(b)           Except as provided in paragraph (f) of Article V relating to ISOs issued to Ten Percent Shareholders, the purchase price of a share of Common Stock subject to an ISO shall be, subject to adjustment pursuant to Article XVI, an amount equal to the fair market value of the Common Stock on the day the ISO is granted.

(c)           The fair market value shall be the closing price at which the Common Stock is traded on the day the NSO or ISO is granted. For this purpose, the closing price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low ask quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least 5 of the 10 preceding days.

(d)           Except for adjustments pursuant to Article XVI, the purchase price for any outstanding NSO or ISO granted under the Plan may not be decreased after the date of grant nor may an outstanding NSO or ISO granted under the Plan be surrendered to the Company as consideration for the grant of a new option with a lower exercise price.

VII. OPTION PERIOD; EXERCISE RIGHTS

(a)           Except as provided in paragraph (f) of Article V relating to ISOs issued to Ten Percent Shareholders, each Option shall be exercisable for a term as the Committee shall determine, but not more than 10 years from the date it is granted, and shall be subject to earlier termination as provided in Article VIII.

(b)           Unless specifically provided by the Committee in its sole discretion, an Option shall become exercisable upon its grant.

VIII. EXERCISE RIGHTS UPON TERMINATION OF EMPLOYMENT

(a)           If a Participant terminates employment on account of becoming disabled, the Participant may exercise the Option in whole or in part within one year after the date of disability, but in no event later than the date on which it would have expired if the Participant had not become disabled.

For this purpose, a Participant shall be deemed to be disabled if he or she is determined to be disabled for purposes of meeting any insurance requirements under policies provided by the Corporation.  If no such policies are in effect, disability shall have the same meaning as set forth in Section 22(e) of the Code.

(b)           If a Participant dies during a period in which he or she is entitled to exercise an Option (including the periods referred to in paragraphs (a) and (d) of this Article), the Option may be exercised at any time within its remaining term as shall be prescribed in the Option Agreement, but in no event later than the date on which it would have expired if the Participant had lived, or one year after the Participant’s death, whichever date is earlier, by the Participant’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Participant by will or the laws of descent and distribution.  The Option may be exercised in whole or in part.

(c)           If a Participant’s employment with the Corporation or a subsidiary shall be terminated for cause, he or she shall forfeit any and all outstanding Option rights and such rights shall be deemed to have lapsed for purposes hereof as of the date of the Participant’s termination of service.

(d)           If a Participant ceases to be employed by the Corporation or a subsidiary for any reason other than disability, death or termination for cause during a period in which he or she is entitled to exercise an Option, the Participant’s Option shall terminate three months after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred.  During such period the Option may be exercised only to the extent that the Participant was entitled to do so at the date of cessation of employment.  The employment of a Participant shall not be deemed to have ceased upon his or her absence from the Corporation or a subsidiary on a leave of absence granted in accordance with the usual procedures of the Corporation or such subsidiary.

(e)           No acceleration of the exercise date of an ISO shall occur pursuant to this Article if such earlier exercise would cause an ISO to violate paragraph (e) of Article V.

IX. METHOD OF EXERCISE

An Option shall be deemed exercised when (i) the Corporation has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the shares of Common Stock as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Participant’s payment to the Corporation of the amount that is necessary for the Corporation to withhold taxes in accordance with applicable Federal, state or local tax withholding requirements.  The exercise price of any share of Common Stock purchased, and any required tax payment, shall be paid in cash, by the tender of mature shares of Common Stock, or both.  If payment is made in cash, it may be made by certified or official bank check, personal check or money order. If payment is made by the tender of mature shares of Common Stock, the fair market value of each such share shall be determined as of the day the shares are tendered for payment, in a manner consistent with the determination of fair market value under paragraph (c) of Article VI.  Any excess of the value of the tendered shares over the purchase price will be returned to the Participant as follows:

(i)            Any whole shares remaining in excess of the purchase price will be returned to the Participant in kind, and may be represented by one or more certificates as determined by the Corporation in its sole discretion.

(ii)           Any partial Shares remaining in excess of the purchase price will be returned to the Participant in cash.

No Participant shall be deemed to be a holder of any shares of Common Stock subject to an Option unless and until a stock certificate or certificates for such shares are issued to such person(s) under the terms of the Plan.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Article XVI.

For purposes of this Article IX, “mature shares” shall mean those shares of Common Stock held by Participant for at least six (6) months, with the measurement of the beginning of such six (6) month period commencing with those shares owned by Participant.

X. WITHHOLDING TAXES

Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.  Alternatively, the Corporation may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements.  For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

XI. NONTRANSFERABILITY OF OPTIONS

Each Option shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution.  Each Option shall be exercisable during the Participant’s lifetime only by the Participant.

XII. REPURCHASE OF SHARES BY CORPORATION

The Corporation is under no obligation to repurchase Common Stock acquired pursuant to the exercise of an Option hereunder.

XIII. USE OF PROCEEDS

The proceeds received by the Corporation from the sale by it of shares of Common Stock to Participants exercising Options pursuant to the Plan will be used for the general purposes of the Corporation.

XIV. LAWS AND REGULATIONS

(a)           If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.  Without limiting the generality of the foregoing, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3.  To the extent any provision of the Plan or action by the Committee hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void.

(b)           The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.  This Plan shall be governed by the laws of the State of Missouri.  Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

XV. ISSUANCE OF SHARES OF COMMON STOCK

As a condition of any sale or issuance of shares of Common Stock upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any applicable law or regulation include, but not limited to, the following:

(a)           a representation and warranty by the Participant to the Corporation, at the time any Option is exercised, that the Participant is acquiring the shares of Common Stock to be issued for investment and not with a view to, or for sale in connection with, the distribution of any such shares; and

(b)           a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the shares of Common Stock and are endorsed upon the share certificates.

XVI. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

(a)           In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee, as necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately and equitably make such adjustment in the number and kind of Shares available for issuance under this Plan (including, without limitation, the total number of Shares available for issuance under this Plan pursuant to Section III), the number and kind of options, and the exercise price of outstanding options; provided, in each case, that with respect to grants of ISOs intended to qualify as ISOs after such adjustment, no such adjustment shall be authorized to the extent such adjustment would cause the Incentive Stock Option to violate Section 424(a) of the Code.  Any such adjustment shall be final, conclusive and binding for all purposes of this Plan.

(b)           Except as otherwise expressly provided herein, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the shares of Common Stock then subject to outstanding Options granted under the Plan.

(c)           Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power to the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) any issue by the Corporation of debt securities, or preferred or preference stock that would rank above the shares of Common Stock subject to outstanding Options; (iv) the dissolution or liquidation of the Corporation; (v) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

XVII. NO EMPLOYMENT RIGHTS

Nothing in the Plan shall confer upon any employee of the Corporation or of a subsidiary, if applicable, any right to continued employment, or interfere with the right of the Corporation or a subsidiary to terminate his or her employment at any time, for any reason.

XVIII. TERM OF PLAN; TERMINATION; AMENDMENTS

(a)           This Plan is effective as of October 17, 1995 (the “Effective Date”), the date of its original adoption by the unanimous consent of the Board and the unanimous consent of the Shareholders of the Corporation.  This Plan shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto.  No Option shall be granted after 10 years from the Effective Date.

(b)           The Board may from time to time amend, terminate or suspend the Plan or an Option, provided, however that, except to the extent provided in Article XVI, no such amendment may (i) without approval by the Corporation’s shareholders, increase the number of shares of Common Stock reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3, (ii) permit the granting of Options that expire beyond the maximum period described in Article V, (iii) extend the termination date of the Plan as set forth in Article V, (iv) cause the Plan to be ineligible to issue ISOs, (v) without approval by the Corporation’s shareholders, amend any outstanding NSO or ISO in a manner that would be deemed to be a repricing under the rules of the New York Stock Exchange or NASDAQ, (vi) without approval by the Corporation’s shareholders, amend Article VI, (vii) without approval by the Corporation’s shareholders, materially increase in any other way the benefits accruing to Participants or (viii) except to the extent otherwise specifically provided in the Plan, substantially impair any Option previously granted to a Participant without the consent of such Participant.  Any termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended.  No Option may be granted while the Plan is suspended or after it is terminated.

(c)           Except as set forth herein, the Board or the Committee, as the case may be, may at any time or times amend the Plan, or amend any outstanding Option or Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.  In the event that applicable rules or regulations are promulgated by the Internal Revenue Service which permit the acceleration of the date an Option is first exercisable without violating the $100,000 limit described in paragraph (e) of Article V, the Committee is authorized to act on behalf of the Board in amending the Plan to permit acceleration in conformity with such rules or regulations.

(d)           Nothing contained in this Plan shall be construed to prevent the Corporation or any subsidiary, if applicable, from taking any corporate action which is deemed by the Corporation or any such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan.  No employee, beneficiary, other person shall have any claim against the Corporation or any subsidiary as a result of any such action.

XIX. INDEMNIFICATION OF COMMITTEE AND BOARD

The Corporation may, consistent with applicable law, indemnify members of the Committee against any liability, loss or other financial consequence suffered by them with respect to any act or omission of the Committee or its members relating to the Plan to the same extent and subject to the same conditions as specified in the indemnity provisions contained in the By-Laws of the Corporation.

XX. INTERPRETATION

(a)           If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.  Without limiting the generality of the foregoing, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934 and, in the case of ISOs, with all applicable conditions of Section 422 of the Code or its successors and regulations promulgated thereunder.  To the extent any provision of the Plan or action by the Committee or Board hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void.

(b)           The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.